UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 15, 2017

SILVERBOW RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 North Dairy Ashford, Suite 1200 Houston, Texas 77079
(Address of principal executive offices)

(Registrant’s telephone number)
Not Applicable
(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
On December 15, 2017, SilverBow Resources, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment to Credit Agreement”) to the First Amended and Restated Senior Secured Credit Agreement dated as of April 19, 2017 (the “Credit Agreement”, and such credit facility, as amended, the “Revolving Credit Facility”) among the Company, JPMorgan Chase Bank, N.A. (the “First Lien Agent”), the guarantors party thereto and the lenders party thereto. Among other things, the Second Amendment to Credit Agreement (i) permits the Company to enter into the Note Purchase Agreement (as defined below) and allows for mandatory prepayments under the Note Purchase Agreement, subject to certain terms and conditions contained in the Second Amendment to Credit Agreement and (ii) confirmed that the Note Purchase Agreement constituted permitted second lien debt and accordingly adjusted the borrowing base under the Revolving Credit Facility to $330 million upon the closing of the Note Purchase Agreement.
The foregoing is qualified in its entirety by reference to the Second Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The material terms of the Credit Agreement are described in the Current Report on Form 8-K previously filed with the Commission on April 21, 2017.
Note Purchase Agreement
On December 15, 2017, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) among the Company, as issuer, U.S. Bank National Association, as agent and collateral agent (the “Second Lien Agent”), and certain holders that are a party thereto, which provides for the issuance of notes in an initial principal amount of $200 million with the ability of the Company to, subject to the satisfaction of certain conditions (including compliance with the Asset Coverage Ratio described below and the agreement of the holders to purchase such additional notes), issue additional notes in a principal amount not to exceed $100 million (the “Note Purchase Facility”). The Note Purchase Facility matures December 15, 2024.
Interest under the Note Purchase Facility accrues at LIBOR plus 7.5%; provided that if LIBOR ceases to be available, the Note Purchase Agreement provides for a mechanism to use ABR (an alternate base rate) plus 6.5% as the applicable interest rate. The definitions of LIBOR and ABR are set forth in the Note Purchase Agreement. To the extent that a payment, insolvency or, at the holders’ election, another default exists and is continuing, all amounts outstanding under the Note Purchase Facility will bear interest at 2.00% per annum above the rate and margin otherwise applicable thereto.
The Company has the right, to the extent permitted under the Revolving Credit Facility and subject to the terms and conditions of the Note Purchase Agreement, to optionally prepay the notes issued pursuant to the Note Purchase Agreement, subject to the following repayment fees: during years one and two, a customary “make-whole” amount plus 2.0% of the principal amount of the notes repaid; during year three, 2.0% of the principal amount of the notes being prepaid; during year four, 1.0% of the principal amount of the notes being prepaid; and thereafter, no premium.  Additionally, the Note Purchase Agreement contains customary mandatory prepayment obligations upon asset sales (including hedge terminations), casualty events and incurrences of certain debt, subject to, in certain circumstances, reinvestment periods.
The obligations under the Note Purchase Agreement are secured, subject to certain exceptions and other permitted liens (including the liens created under the Revolving Credit Facility), by a perfected security interest and mortgage lien on substantially all assets of the Company and certain of its subsidiaries, including a mortgage lien on oil and gas properties attributed with at least 85% of estimated PV-9 of proved reserves of the Company and its subsidiaries and 85% of the book value attributed to the PV-9 of the non-proved oil and gas properties of the Company.
The Note Purchase Agreement contains an Asset Coverage Ratio, which includes in the numerator the PV-10 plus the swap mark-to-market value of the oil and gas properties of the Company and its restricted subsidiaries and in the denominator the total net indebtedness of the Company and its restricted subsidiaries, of not less than 1.25 to 1.0 as of each date of determination (the “Asset Coverage Ratio Requirement”). The Asset Coverage Ratio Requirement is only tested (i) as a condition to issue additional notes and (ii) in connection with certain asset sales in order to determine whether the proceeds of such asset sale must be applied as a prepayment of the notes.
Additionally, the Note Purchase Agreement contains certain customary representations, warranties and covenants, including but not limited to, limitations on incurring debt and liens, limitations on making certain restricted payments, limitations on investments, limitations on asset sales and hedge unwinds, limitations on transactions with affiliates and limitation on modifying organizational documents and material contracts. The Note Purchase Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders may declare all amounts outstanding under the Note Purchase Facility to be immediately due and payable.
The foregoing is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Intercreditor Agreement
On December 15, 2017, the Company, the subsidiaries of the Company party thereto, JPMorgan Chase Bank, N.A. and U.S. Bank National Association entered into an intercreditor agreement (the “Intercreditor Agreement”) to govern the relationship of lenders under the Revolving Credit Facility and the noteholders under the Note Purchase Agreement with respect to the collateral and certain other matters.
The foregoing is qualified in its entirety by reference to the Intercreditor Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On December 18, 2017, the Company issued a press release announcing the closing of the transactions contemplated by the Note Purchase Agreement discussed above, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description
10.1
Second Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement dated as of December 15, 2017 by and among SilverBow Resources, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto and certain lenders party thereto

10.2	Note Purchase Agreement dated as of December 15, 2017 by and among SilverBow Resources, Inc. , as issuer, U.S. Bank National Association, as agent and collateral agent and the purchasers party thereto
10.3
Intercreditor Agreement dated as of December 15, 2017 by and among SilverBow Resources, Inc., as borrower, certain of its subsidiaries, as grantors, JPMorgan Chase Bank, N.A., as first lien administrative agent and U.S. Bank National Association, as second lien collateral agent

99.1	SilverBow Resources, Inc. press release issued December 18, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 18, 2017
SilverBow Resources, Inc.
By:        /s/ Christopher M. Abundis
Christopher M. Abundis
Senior Vice President, General Counsel and Secretary

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